THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY SUCH APPLICABLE STATE LAW.

THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN MASTER SUBORDINATION AND INTERCREDITOR AGREEMENT (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”), DATED AS OF NOVEMBER 10, 2005, AMONG SUNSET BRANDS, INC., U.S MILLS, INC., IBF FUND LIQUIDATING LLC, AS SELLER, THE DEBENTURE HOLDER (AS DEFINED THEREIN) AND CAPITALSOURCE FINANCE LLC. EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

SUNSET BRANDS, INC.

U.S. MILLS, INC.

Senior Subordinated Note

New York, New York
U.S.$1,000,000	November 10, 2005

          FOR VALUE RECEIVED, the undersigned, Sunset Brands, Inc., a Nevada corporation (“Sunset”) and U.S. Mills, Inc., a Delaware corporation (“US Mills” and together with Sunset, the “Debtors”), hereby jointly and severally promise to pay to the order of IBF Fund Liquidating LLC, a Delaware limited liability company (the “holder”), or its registered assigns, on November 9, 2008, the principal amount of One Million United States Dollars (U.S.$1,000,000) or such part thereof as then remains unpaid, with interest (computed on the basis of a 360-day year and the actual number of days elapsed) on the unpaid principal amount hereof at a per annum rate equal to the Prime Rate (as defined below) plus 4.00% commencing on December 31, 2005, payable in accordance with the provisions of Section 2.1 hereof, until such principal amount shall be paid in full; provided, that notwithstanding any provision of any Acquisition Document to the contrary, for the purpose of calculating interest hereunder, the Prime Rate shall not be less than 6.75%; provided, further that so long as the Term Loan is outstanding under the Credit Agreement, the interest rate payable with respect to this Note shall not be less than the interest rate payable with respect to the Term Loan.

          1. The Note. All payments of principal, interest and other amounts payable on or in respect of this Senior Subordinated Note (this “Note”) or the indebtedness evidenced hereby shall be made at the address of the holder specified in the register maintained by Debtors pursuant to the provisions of Section 5.2 hereof. All payments received in respect of the indebtedness evidenced by this Note shall, subject to the provisions of the Subordination Agreement, be applied first to interest hereon accrued to the date of payment, then to the payment of other amounts (except principal) at the time due and unpaid hereunder, and finally to the unpaid principal hereof.

          If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to any payment of principal, interest thereon shall be payable during such extension.

          Debtors shall pay principal, interest and other amounts under, and in accordance with the terms of, this Note, free and clear of and without deduction for any and all present and future taxes, levies, imposts, deductions, charges, withholdings and all liabilities with respect thereto, excluding taxes measured by income and franchise taxes.

          2. Payment Provisions. Debtors covenant that so long as this Note is outstanding:

                    2.1 Interest Payments. Interest on the unpaid principal amount hereof shall be payable in arrears monthly on the last Business Day of each calendar month following the date hereof (each such date hereinafter referred to as a “Payment Date”), beginning on January 31, 2006.

                    2.2 Payment at Maturity. On November 9, 2008, unless otherwise required or permitted to be sooner paid pursuant to the terms hereof and of the Security Agreement, Debtors will pay to the holder hereof the entire principal amount of this Note then outstanding, without premium, but together with accrued and unpaid interest thereon.

                    2.3 Voluntary Prepayments. Debtors may at any time or from time to time prepay all or any part of the outstanding principal amount of this Note, without premium or penalty, but together with accrued and unpaid interest thereon.

          3. Security. This Note is one of the “Promissory Notes” referred to in, and holder is entitled to the rights and benefits of, that certain Security Agreement, dated as of the date hereof, among Debtors and IBF Fund Liquidating LLC (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). This Note is secured by the Collateral referred to in the Security Agreement.

          4. Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements of Debtors set forth in the Security Agreement are incorporated by reference herein as though originally included herein.

          5. Payment, Registration, Transfer, Exchange and Replacement of this Note.

                    5.1 Payments. Debtors will duly and punctually pay the principal of and interest and premium, if any, on this Note in accordance with the terms hereof. Payments on account of principal and interest with respect to this Note shall be made by wire transfer of immediately available funds to the account of the holder appearing in the register maintained pursuant to Section 5.2 and without the necessity of any presentment or notation of payment, except upon payment in full (whether at maturity, on prepayment, upon acceleration or otherwise). The holder of this Note, before any transfer hereof, shall make a notation thereon of the date to which interest has been paid and of all principal payments theretofore made thereon and shall in writing notify Debtors of the name, address and wire transfer instructions of the transferee.

                    5.2 Registration, Transfer or Exchange of this Note. Debtors shall cause to be kept at their offices specified pursuant to the provisions hereof a register in which shall be entered the names, addresses, wire transfer instructions and facsimile numbers of all holders from time to time of this Note and the particulars of this Note when held by them and of all transfers of this Note. The Person in whose name this Note shall be so registered shall be deemed and treated as the owner hereof for all purposes hereof, and Debtors shall not be affected by any notice to the contrary. Payment of or on account of the principal of and premium, if any, and interest on this Note shall be made only to or upon the order in writing of the holder hereof. For the purpose of any request, direction or consent hereunder, Debtors may deem and treat the holder of this Note as the owner hereof without production of this Note. Any holder from time to time of this Note may at any time and from time to time prior to maturity or prepayment hereof surrender this Note for transfer or exchange at said office or agency of Debtors. Within a reasonable time thereafter and without expense (other than transfer taxes, if any) to such holder, Debtors shall issue in exchange therefor another Note, dated the date to which interest has been paid on the surrendered Note, for the same aggregate principal amount as the unpaid principal amount of the Note so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered. Such new Note shall be registered in the name of such Person as the holder of such surrendered Note may designate in writing, and such exchange shall be made in a manner such that no additional or lesser amount of principal or interest shall result. Each transferring holder will pay shipping and insurance charges involved in the exchange or transfer of this Note.

                    5.3 Replacement. Upon receipt of evidence satisfactory to Debtors of the loss, theft, destruction or mutilation of this Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or security reasonably satisfactory to Debtors in form and amount, or, in the case of any such mutilation, upon surrender and cancellation of such Note, Debtors will issue a new Note, of like tenor and amount and dated the date to which the interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note.

          6. Definitions. For purposes of this Note:

          “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York, New York are authorized or required by law to be closed.

          “Collateral” shall have the meaning set forth in the Security Agreement.

          “Credit Agreement” shall mean that certain Revolving Credit, Term Loan and Security Agreement dated as of the date hereof by and among the Debtors and CapitalSource Finance LLC, as such may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

          “Payment Date” shall have the meaning set forth in Section 2.1 hereof.

          “Person” shall mean any natural individual or any corporation, firm, limited liability company, unincorporated organization, association, partnership, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, or any governmental authority.

          “Prime Rate” shall mean a fluctuating interest rate per annum equal at all times to the rate of interest announced publicly from time to time by Citibank, N.A. as its base rate; provided, that such rate is not necessarily the best rate offered to its customers, and, should the holder of this note be unable to determine such rate, such other indication of the prevailing prime rate of interest as may reasonably be chosen by the holder of this note; provided, that each change in the fluctuating interest rate shall take effect simultaneously with the corresponding change in the Prime Rate.

          “Security Agreement” shall have the meaning set forth in Section 3.

          “Term Loan” shall have the meaning given to such term in the Credit Agreement.

          7. Waivers; Amendments. Amendments to and modifications of this Note may be made, required consents and approvals may be granted, compliance with any term, covenant, agreement, condition or other provision set forth herein may be omitted or waived, either generally or in a particular instance and either retroactively or prospectively with, but only with, the written consent of Debtors and the holder.

          8. Notices. All notices and other communications which by any provision of this Note are required or permitted to be given shall be given in writing and shall be (a) mailed by first-class or express mail, or by recognized courier service, postage prepaid, (b) sent by facsimile or other form of rapid transmission, confirmed by mailing (by first class or express mail, or by recognized courier service, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows: if to the holder hereof, at the address and/or facsimile number of such holder appearing in the register maintained pursuant to Section 5.2 hereof, if to Debtors, to 10990 Wilshire Boulevard, Suite 1220, Los Angeles, California 90024, facsimile number (310) 478-4601; or to such other person(s), facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

          9. Section Headings. The headings contained in this Note are for reference purposes only and shall not in any way affect the meaning or interpretation of this Note.

          10. Governing Law. The validity, interpretation, construction and performance of this Note shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.

* * * * *

          IN WITNESS WHEREOF, Debtors has caused this Note to be executed as a sealed instrument as of the date first above written.

SUNSET BRANDS, INC.

By:	/s/ Todd Sanders

Name:	TODD SANDERS
Title:	PRESIDENT & CEO

U.S. MILLS, INC.

By:	/s/ Todd Sanders

Name:	TODD SANDERS
Title:	CEO